UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2013

EveryWare Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 North Pierce Avenue, Lancaster, Ohio 43130

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (740) 681-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2013, the Board of Directors (the “Board”) of EveryWare Global, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved the grant of non-qualified stock options to certain of its employees, including two executive officers, pursuant to the Company’s 2013 Omnibus Incentive Compensation Plan and the form of Stock Option Agreement pursuant to the EveryWare Global, Inc. 2013 Omnibus Incentive Compensation Plan. Each stock option has an exercise price equal to $10.13 per share, vests in five equal annual installments beginning on June 12, 2014 and expires on June 12, 2023. The following table sets forth the number of stock options granted to executive officers:

Name and Title	Number of Stock Options
Bernard Peters, Executive Vice President and Chief Financial Officer	121,899
Michael Nelson, Senior Vice President, Supply Chain	13,544

The form of Stock Option Agreement pursuant to the EveryWare Global, Inc. 2013 Omnibus Incentive Compensation Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Stock Option Agreement pursuant to the EveryWare Global, Inc. 2013 Omnibus Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERYWARE GLOBAL, INC.

Dated: June 17, 2013	By:	/s/ Bernard Peters
	Name:	Bernard Peters
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Stock Option Agreement pursuant to the EveryWare Global, Inc. 2013 Omnibus Incentive Compensation Plan.